Exhibit 4.24

TERMINATION OF MOA
"Hull 5407"

THIS TERMINATION AGREEMENT (the "Agreement") is made on the 6th day of February, 2014 by and among Monte Carlo One Shipping Company Limited (the "Seller"), a limited liability company organized and existing under the laws of the Marshall Islands, and Top Ships Inc. (the "Buyer"), a corporation organized and existing under the laws of the Marshall Islands. Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed thereto in the MOA (as hereinafter defined).

WHEREAS, the Seller and the Buyer are parties to an MOA, dated December le 2013, (the "MOA"), pursuant to which the Seller agreed to sell Hull 5407 (the "Vessel"), to the Buyer on the terms and conditions provided therein;

WHEREAS, the Seller and the Biyers wish to terminate the MOA.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

The Seller and the Buyer hereby agree that with effect from 6th day of Feb (the "Effective Date") the MOA has been terminated, (ii) the Seller has accepted such termination of the Vessel under the MOA, and (iii) the MOA, has been terminated and has no further force and effect; provided, however, that such termination shall not in any manner affect or impair any rights and claims of the parties under the MOA arising prior to the Effective Date except as otherwise provided herein.

In consideration of the agreement contained herein of the Seller to the termination of the MOA, the Seller and the Buyer hereby agree that the deposit paid by the Byuer will remain with the Seller and to be applied for the purchase by the Buyer of the Hull 5406 also in the same beneficial ownership of the Seller.

Each of the parties hereto represents and warrants to the other party hereto that:

(a)           it is duly organized or formed and is validly existing and in good standing under the laws of its jurisdiction of formation and is duly qualified to do business and is in good standing under the laws of each state, country or other jurisdiction wherein such qualification is necessary in order to enable it to perform its respective obligations under this Agreement;

(b)           it has full power to carry on its business as now being conducted and to enter into and perform its obligation under this Agreement;

(c)           it has complied with all statutory, regulatory and other requirements relative to such business and such agreements;

(d)           all necessary corporate or limited liability company action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit such party to enter into and perform its respective obligations under this Agreement.
No authorization, consent or approval of, the giving of notice to, the registration with, or the taking of any other action by or with respect to any governmental authority or any other person is necessary to permit such party to enter into and perform its respective obligations under this Agreement;

(e)           the obligations expressed to be assumed by such party under this Agreement are legal and valid obligations, binding on and enforceable against such party in accordance with the terms of this Agreement;

(f)           the execution and delivery of this Agreement, and the performance thereof by such party, do not violate or contravene (i) any applicable law or regulation existing at the date hereof; (ii) the certificate of formation or limited liability company agreement of such party; or (iii) any contractual restriction binding upon such party under any other agreement;

(g)           this Agreement has been duly executed and delivered by an officer or other authorized signatory of such party, authorized to execute and deliver this Agreement on its behalf and constitutes the legal, valid and binding obligation thereof, enforceable thereagainst in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and by general principles of equity.

Except as specifically provided herein, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the laws specified in the MOA.

No amendments of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first written above.

MONTE CARLO ONE SHIPPING COMPANY LIMITED

By	/s/ Ioannis Lymperopoulos
	Name:	IOANNIS LYMPEROPOULOS
	Title:	PRESIDENT / TREASURER

TOP SHIPS INC

By	/s/ Evangelos Ikonomou
	Name:	Evangelos Ikonomou
	Title:	Director